UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2014

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

HMEC’s Annual Meeting of Shareholders was held on May 21, 2014 (the “Annual Meeting”). On the record date of March 26, 2014, there were 40,640,479 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes

Proposal 1 -
Election of Directors:
Mary H. Futrell	35,732,660	1,213,724	5,125	1,140,545
Stephen J. Hasenmiller	36,878,489	67,895	5,125	1,140,545
Ronald J. Helow	36,892,868	53,554	5,087	1,140,545
Beverley J. McClure	36,865,466	79,029	7,014	1,140,545
Gabriel L. Shaheen	36,865,672	80,200	5,637	1,140,545
Roger J. Steinbecker	36,888,044	58,278	5,187	1,140,545
Robert Stricker	36,874,350	71,972	5,187	1,140,545
Steven O. Swyers	36,749,650	196,635	5,224	1,140,545
Marita Zuraitis	36,891,269	55,243	4,997	1,140,545

Proposal 2 -
Approval of the advisory resolution on Named Executive Officers’ compensation.	35,592,755	1,297,684	61,070	1,140,545

Proposal 3 -
Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2014.	36,650,553	1,439,467	2,034	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name: Title:	Bret A. Conklin Senior Vice President & Controller (Principal Accounting Officer)

Date: May 23, 2014

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